SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number) (IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code                      (320) 762-2000

Former Name or Former Address, if Changed Since Last Report

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On May 24, 2005, Marvin C. Nicolai, a member of the Company’s board of directors since 1995, announced that he intended to retire from the board effective May 31, 2005.

     (d) At the Company’s annual meeting on May 24, 2005, two directors were elected by holders of the Company’s 11 3/8% Senior Exchangeable Preferred stock.

•	These directors are James V. Continenza and Jacque Leduc.

•	Based upon information provided to the Company by the nominees, there is no arrangement or understanding between either of the new directors and any other persons pursuant to which the director was selected as a director.

•	It is unknown at this time whether either director will be named to a committee of the board of directors or to which committee either might be named.

•	Neither individual has engaged in any transactions with the Company required to be disclosed under Item 404 (a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated May 25, 2005

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RURAL CELLULAR CORPORATION (Registrant)
Dated: May 25, 2005	/s/ Richard P. Ekstrand Richard P. Ekstrand President and Chief Executive Officer